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                                     EXHIBIT 3.8


I HEREBY CERTIFY THAT THIS IS A COPY
OF A DOCUMENT FILED WITH THE
REGISTRAR OF COMPANIES ON

    MAY 26 1995
--------------------------------------

    /s/ Illegible
--------------------------------------
    FOR THE REGISTRAR OF COMPANIES
 FOR THE PROVINCE OF BRITISH COLUMBIA


                                       FORM 21
                                    (Section 371)
                            PROVINCE OF BRITISH COLUMBIA
                                     COMPANY ACT

                                                                  Certificate of
                                                        Incorporation No. 330743

                                  SPECIAL RESOLUTION

     The following special resolutions were passed by the undermentioned Company on the date stated:

Name of Company:                  SUMMO MINERALS CORPORATION
Date resolutions passed:          April 24, 1995

RESOLUTION:

      "RESOLVED, AS A SPECIAL RESOLUTION THAT the authorized capital of the Company be altered by:

(a) increasing from 20,000,000 Common Shares without par value to 500,000,000 Common Shares without par value pursuant to Section 254(1)(b) of the COMPANY ACT (British Columbia);

(b) by the creation of 100,000,000 Preferred Shares without par value pursuant to Section 254(1)(a) of the Company Act (British Columbia); and

(c) by the creation, definition and attachment of special rights and restrictions to the Preferred Shares in the form attached hereto as Schedule "B" and the inclusion of such Special Rights and Restrictions in the Articles of the Company,

so that the authorized capital of the Company is increased from 20,000,000 Common Shares without par value to 600,000,000 Shares divided into 500,000,000 Common Shares without par value and 100,000,000 Preferred Shares without par value, having attached thereto the Special Rights and Restrictions as set forth in the Articles of the Company. The Memorandum, as altered, is attached as Schedule "A".

CERTIFIED a true copy this 27th day of April, 1995.


                                     (signature)

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                                      SCHEDULE A

                                     MEMORANDUM
                          (As altered by special resolutions
                                dated: April 24, 1995)

                                          of

                              SUMMO MINERALS CORPORATION

1.    The name of the Company is SUMMO MINERALS CORPORATION.

2. The authorized capital of the Company consists of 600,000,000 shares divided into:

      500,000,000 Common shares without par value; and 100,000,000 Preferred Shares without par value

      There be attached to the shares the special rights and restrictions set forth in the Articles of the Company.


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                                      SCHEDULE B

                      SUMMO MINERALS CORPORATION (the "Company")

                                       PART 26

                       SPECIAL RIGHTS AND ACTIONS ATTACHING TO
                                   PREFERRED SHARES

      The preferred shares without par value of the Company (the "Preferred Shares") shall have attached thereto the following special rights and restrictions:

      26.1 The directors of the Company may at any time and from time to time issued the Preferred Shares in one or more Series, each Series to consist of such number of shares as may before issuance of any thereof be determined by the directors.

      26.2 The directors of the Company shall, subject as hereinafter provided, by resolution duly passed before the first issue of the Preferred Shares of any Series, alter the Memorandum of the Company to fix the number of Preferred Shares in, and to determine the designation of the Preferred Shares of such Series and alter the Articles to create, define and attach the preferences, privileges, rights, restrictions, conditions, and limitations to be attached to the Preferred Shares of such Series.

      26.3 The Preferred Shares of any Series may have attached thereto preferences, privileges, rights, restrictions, conditions or limitations with regard to dividends (which, in the case of fixed dividends, shall in all cases be cumulative), whether in cash or otherwise, voting, the right to convert such shares into common shares or otherwise including, without limiting the generality of the foregoing, preferences, privileges, rights, restrictions, conditions, or limitations with respect to (a) the redemption or purchase of Preferred Shares by the Company; (b) retraction privileges;
(c) sinking funds or funds for the purchase or redemption of Preferred Shares; (d) payment of dividends on any other shares of the Company; (e) redemption, purchase or other retirement of any shares of the Company or of any subsidiary of the Company; (f) the exercise by the Company of any right to elect that any one or more dividends are to be paid out of one or more special surplus accounts recognized for tax purposes; (g) subdivision, consolidation or reclassification of any shares of the Company; (h) borrowing by the Company or any subsidiary of the Company; (i) the creation or issue of any debt or equity securities by the Company or any subsidiary of the Company including the issue of any Preferred Shares in addition to the Preferred Shares at any time outstanding; (j) reduction of capital by the Company or any subsidiary of the Company; (k) retirement of notes, bonds or debentures or other indebtedness of the Company or any subsidiary of the Company; (l) conduct of the business of the Company or investment of its funds; (m) meetings of holders of Preferred Shares; and (n) the right of holders of Preferred Shares to convert or exchange such shares into shares of any class of the Company or into or for any other securities of the Company or into or for shares or securities of any other corporation.

      26.4 The holders of Preferred Shares shall be entitled to (a) preference with respect to payment of dividends over the common shares and over any other shares ranking junior to the Preferred Shares with respect to payments of dividends; (b) preference with respect to distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs over the common shares and over any other shares ranking junior to the Preferred Shares with respect to the repayment of capital; and (c) with respect to each Series such other preferences over the common shares and over any other shares ranking junior to the Preferred Shares in any respect, as are not inconsistent with the provisions of this Part 26 and as may be determined for that Series.

      26.5 The Preferred Shares of each Series shall rank rateably with the Preferred Shares of every other Series on the return of capital and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up it affairs. When fixed cumulative dividends that are due on any Series of Preferred Shares are not paid in full, the shares of all Series of Preferred Shares participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full.

      26.6 Subject to such rights relating to the election of directors on a default in payment of dividends as may be attached to any Series of the Preferred Shares by the directors, holders of the Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any general meeting of members of the Company.

      26.7 The Company shall not without, but may from time to time with, the authorization of the holders of the Preferred Shares required by the Company Act, increase the authorized number of Preferred Shares or create any class of shares ranking in priority to or on a parity with the Preferred Shares.